Jennifer Convertibles, Inc., 417 Crossways Park Drive, Woodbury, NY 11797 516/496-1900

FOR IMMEDIATE RELEASE
	Contact:	Donald Radcliffe
Radcliffe & Associates
212-605-0201
http://investors.jenniferfurniture.com

Jennifer Convertibles Files Voluntary Petition for Chapter 11 Reorganization; Reaches
Plan Support Agreement With Key Foreign Vendor For Continued Shipments, Sustained
Viability and Quick Turnaround

Woodbury, New York ***July 19, 2010*** Jennifer Convertibles, Inc. (OTCBB: JENN) (the “Company”), a leading retailer in the field of home furnishings, announced today that the Company and its subsidiaries have filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The Company has reached an agreement with its largest creditor and key foreign supplier Haining Mengnu Co. Ltd. Group (“Mengnu”), under which Mengnu will continue to supply goods to the Company and will convert a large portion of its pre-petition debt into common equity of the Company. The agreement is in the form of a Plan Support Agreement which will be incorporated into a Plan of Reorganization and thereafter subject to approval of the bankruptcy court and any other regulatory approval (if any).

The decision to file for Chapter 11 protection was based primarily on lack of liquidity which resulted from the substantial losses the Company has incurred in recent periods. The Company was unsuccessful in its efforts to obtain alternative financing that would allow it to continue operating outside of bankruptcy, so the Board of Directors determined that a Chapter 11 reorganization was in the best interests of the Company, its customers, creditors, employees, and other interested parties.

The Company intends to continue its business operations throughout the administration of the bankruptcy case and emerge as a going concern post-petition. The Chapter 11 filing is not expected to negatively impact the fulfillment of existing or future customer orders. Subject to any required approvals, the Company will use the proposed financing plan from its supplier, along with cash generated from continuing operations, to meet its working capital needs during the reorganization process.

Harley Greenfield, CEO and Chairman of the Board, stated, “Despite all of the issues we have faced over the past several years, we continue to provide some of the industry’s best home furnishings values. We have negotiated several key agreements with our suppliers and, in order to achieve profitability, are exiting markets in which we previously operated in order to properly realign our business during the reorganization. Due to the quality of our products and our people, I am confident that we will emerge as a stronger organization that will better satisfy our customers, suppliers and employees. By agreeing with Mengnu in advance of the filing, we will be in a great position to proceed with an expeditious restructuring through bankruptcy which will provide us with a viable capital structure as well as additional financing. This agreement also assures that our obligations to our customers will continue to be met both now and in the future."

The Company has filed or will be filing a series of first-day motions in the bankruptcy court in the Southern District of New York, seeking to ensure that there will be limited disruption of its operations during the reorganization process. Although Chapter 11 law prohibits payments for any invoices that were outstanding at the time of the filing without prior court approval, it does provide greater protection to those suppliers who prospectively agree to continue working with the Company. Approval of the bankruptcy reorganization, and all principal steps related thereto, will be subject to numerous conditions, including, but not limited to, a definitive written plan of reorganization approved by the federal bankruptcy court located in New York City. The expected plan of reorganization does not contemplate that there will be any continuing value for the present stockholders of the Company.

The Company’s general bankruptcy counsel is Olshan Grundman Frome Rosenzweig & Wolosky LLP and its financial advisor is TM Capital Corp.

Statements in this press release other than the statements of historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to certain risks and uncertainties, including changes in retail demand, vendor performance and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward-looking statements. These forward-looking statements represent the Company's judgment as of the date of the release. The Company disclaims, however, any interest or obligations to update these forward-looking statements.